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                                                                 EXHIBIT 21.1

                               LIST OF SUBSIDIARIES AND
                        STATE OR JURISDICTION OF INCORPORATION


Wm. Cameron & Co. (Georgia)
Ashley Aluminum, Inc. (Georgia)
Cameron Ashley Financial Services, Inc. (Texas)
CABP, Inc. (Arizona)
Cameron Ashley Canada, Inc. (Canada)
CAFS Financial Services Inc. (Canada)


                   NAMES UNDER WHICH EACH SUBSIDIARY DOES BUSINESS

WM. CAMERON                             ASHLEY ALUMINUM
-----------                             ---------------
Cameron Ashley Building Products        Cameron Ashley Building Products
CABP                                    CABP
Southwest Express                       Bright Aluminum
Southwest Roofing Supply                Zaglin Wholesale
United Wholesale Distribution, Inc.     Glaco
Mid America Siding Supply               Greater Louisville Aluminum
Metro Roofing Supply                    Southland
Midwest Insulation & Roofing            Southland Building Products
California Roofers Supply               Vinyl Wholesale
Jett Supply Co.                         DMG Supply
Mile High Roofing & Exterior Supply
Atlantic Building Products              CAMERON ASHLEY FINANCIAL SERVICES, INC.
C. A. Company                           ---------------------------------------
WhiteWater Building Products            CAFS
Chesapeake Building Supply
Contractors Supply                      CAMERON ASHLEY CANADA, INC.
Albuquerque Door Company                ---------------------------
Thunderbird Steel                       Cameron Ashley Building Products
Wholesale Building Supply               CABP
New York Building Products              Boyd Division
NC Enterprises                          Daigle Lumber Ltd.
States Dealer Supply                    Bois Daigle Ltee.
Westar Building Materials
PK Supply Company